FOR IMMEDIATE RELEASE	Tuesday, November 7, 2023

TEGNA Inc. Reports Third Quarter 2023 Results and Provides Fourth Quarter Guidance

Increases shareholder return of capital commitment to nearly $800 million this year through accelerated share repurchase (“ASR”) programs, settlement of merger termination fee, and incremental opportunistic repurchases in the open market

Completes initial $300 million ASR program on August 31, 2023, ahead of schedule

Completes multi-year affiliation agreement renewal with ABC

Achieves record third quarter subscription revenue and continues sequential improvement in advertising and marketing services revenue

Tysons, Va. – TEGNA Inc. (NYSE: TGNA) today announced financial results for the third quarter ended September 30, 2023.

THIRD QUARTER FINANCIAL HIGHLIGHTS1:

•Total company revenue of $713 million finished in-line with our guidance range in the third quarter, down 11 percent year-over-year, primarily due to the reduction of political revenue from the mid-term election cycle last year.
–Total company revenue was down six percent compared to the third quarter of 2021 due to the absence of Summer Olympics and macroeconomic headwinds in Advertising and Marketing Services (“AMS”) revenue, partially offset by growth in subscription revenue.

•Subscription revenue was a third quarter record of $378 million, up slightly year-over-year, driven by contractual rate increases, partially offset by subscriber declines.

•AMS revenue was $312 million in the third quarter, down three percent year-over-year. Advertising trends in the third quarter showed sequential improvement compared to the second quarter. Automotive advertising revenue continued to show strong year-over-year growth for the fifth consecutive quarter. Underlying advertising trends were down less than one percent year-over-year, adjusting for the loss of a single national Premion account. As noted earlier this year, this impact will continue to be felt throughout 2023.
–Compared to 2021, third quarter AMS revenue was down 14 percent driven by the absence of Summer Olympics and continued macroeconomic headwinds. As a reminder, TEGNA is the largest NBC affiliation group.

1 In analyzing third quarter 2023 results, investors should be reminded that TEGNA’s odd-to-even year results are negatively impacted by the absence of even-year political revenues.

•GAAP operating expenses were $579 million, up one percent year-over-year. Non-GAAP operating expenses2 of $576 million finished in-line with our guidance range, up one percent year-over-year, with the increase driven primarily by programming costs, partially offset by operational expense management improvements.
–Non-GAAP expenses less programming decreased one percent from the third quarter of 2022 as a result of operational expense management improvements.

•GAAP and non-GAAP operating income totaled $135 million and $138 million, respectively.

•Interest expense was flat year-over-year at $43 million due to our attractively priced fixed-rate debt.

•As previously announced, in July 2023, TEGNA sold a portion of its MadHive investment, recognizing a gain in the third quarter of approximately $26 million ($19 million after tax or $0.10 per share) reflected in Other non-operating items, net on the Consolidated Statement of Income.

•TEGNA achieved net income of $96 million on a GAAP basis, or $78 million on a non-GAAP basis.

•GAAP and non-GAAP earnings per diluted share were $0.48 and $0.39, respectively.

•Total company Adjusted EBITDA3 was $166 million, representing a decrease of 38 percent compared to the third quarter of 2022, as expected, due to the absence of high-margin political revenue from mid-term elections and an increase in programming expenses.
–Third quarter Adjusted EBITDA was down 32 percent compared to the third quarter of 2021 reflecting the absence of Summer Olympics, macroeconomic headwinds and higher programming expenses.

•Free cash flow4 was $60 million for the quarter.
–For the trailing two-year period ending September 30, 2023, free cash flow as a percentage of revenue was 20.6 percent.

•Total cash and cash equivalents and net leverage at the end of the quarter were $553 million and 2.61x, respectively.

CAPITAL ALLOCATION

TEGNA delivered on its return of capital commitment with the completion of its initial $300 million ASR program on August 31, 2023, earlier than anticipated. Following the completion of the ASR and before entering TEGNA’s third quarter blackout period on September 16, the Company opportunistically repurchased an incremental $28 million of shares taking advantage of attractive market pricing. The repurchases were made under TEGNA’s existing share repurchase program approved by the Board of Directors in December of 2020.

2 A non-GAAP measure detailed in Table 2
3 A non-GAAP measure detailed in Table 3
4 A non-GAAP measure detailed in Table 5

The initial $300 million ASR program reduced the Company’s outstanding shares by approximately 18 million shares, including final settlement of approximately three million shares.

As announced last quarter, TEGNA’s Board of Directors approved a second ASR program of $325 million, which is expected to commence this week.

Since the termination of the merger agreement, TEGNA has committed this year to nearly $800 million in share repurchases with approximately 45-50 million5 shares that will be retired by end of March 2024, which will represent more than twenty percent of shares outstanding prior to these actions. As of September 30, 2023, TEGNA had retired a total of 28.7 million shares.

CEO COMMENT

“TEGNA is operating from a position of strength within the broadcast industry, and we are seeing positive momentum across our organization,” said Dave Lougee, president and chief executive officer. “Our management team and Board are laser focused on generating shareholder value and building a track record of disciplined capital allocation as TEGNA advances its strategy as a standalone company. We are pleased with our initial actions to return cash accumulated during the pendency of the merger process by retiring a significant amount of shares. Our balance sheet affords us the unique opportunity to pursue organic growth and bolt-on M&A opportunities while also offering shareholders our recently increased dividend, as well as share repurchases. We fully expect 2024 will be another strong year driven by our favorable portfolio of stations in key markets benefiting from a robust presidential election cycle, the Summer Olympic Games, and the Super Bowl.

“We are pleased to share that we will surpass our previously announced three-quarters of a billion dollars commitment of capital return to shareholders. During the third quarter, we opportunistically repurchased an incremental $28 million of shares in the open market under our existing share repurchase program. The initial $300 million ASR program we entered in June was completed at the end of August, earlier than anticipated. A second ASR program of $325 million is expected to commence this week. Taken together with the $136 termination fee from Standard General that was satisfied through the transfer of TEGNA common stock, we are now committing this year to nearly $800 million in share repurchases.

“We are pleased to announce we’ve reached a comprehensive multi-year agreement renewal with ABC. Our strong relationships with our valued network partners have been built over decades and led to mutual success based on common goals. This renews TEGNA’s ABC network affiliations in 13 markets across the country, which cover nine percent of the U.S. and serve nearly 11 million households. Our partnership combines ABC’s popular entertainment, sports and news programming with our strong local stations and large audiences.

“Turning to our results, we achieved a new third quarter record for subscription revenue. Our high-margin subscription revenue remains a core driver of our cash flow and, looking ahead, we will be repricing approximately 30 percent of our traditional subscribers at the end of this year.

“Advertising and marketing services revenue saw sequential improvement driven by improving trends in key verticals such as automotive. Automotive, our largest category within AMS, has steadily recovered and is generating strong year-over-year growth for the fifth consecutive quarter.

[5] Share retirement projection based on TEGNA Inc. November 6, 2023, close price of $15.41. Actual share retirement will depend on future share prices of TEGNA. As a result, actual share retirement may vary from this projection.

“Finally, all of us at TEGNA wish to congratulate our colleagues at WWL in New Orleans for receiving a News Emmy from the National Academy of Television Arts & Sciences for Outstanding Regional News Story: Investigative Report for ‘The Man Behind the Warehouse,’ an in-depth report on how more than 800 nursing homes residents ended up living in squalor after Hurricane Ida. We are proud that the investigation has contributed to the changing of laws, which will positively impact numerous lives in the community.”

FOURTH QUARTER AND FULL-YEAR 2023 OUTLOOK

In the fourth quarter of 2023, TEGNA expects to be disproportionately impacted by cyclical odd-to-even year results due to the absence of $179 million of high-margin political revenue reported in the fourth quarter of 2022. Fourth quarter revenue excluding political is projected to be flat despite macroeconomic headwinds in advertising.

Fourth Quarter 2023 Key Guidance Metrics

Reflects expectations relative to fourth quarter 2022 results

Total Company GAAP Revenue	Down Mid-to-High Teens percent
Total Non-GAAP Operating Expenses	Up Low-Single Digit percent
Non-GAAP Operating Expenses (excluding programming)	Down Low-Single Digit percent

Full-Year 2023 Key Guidance Metrics

Corporate Expenses	$40 - 45 million
Depreciation	$60 - 65 million
Amortization	$53 - 54 million
Interest Expense	$170 - 175 million
Capital Expenditures	$55 - 60 million
Effective Tax Rate	23.5 - 24.5%
Net Leverage Ratio	Below 3x

KEY STRATEGIC UPDATES

•TEGNA’s Station (KENS) Teams-Up with San Antonio Spurs for 11 Exclusive Games – Poised to be an epic season with number one draft pick Victor Wembanyama joining the Spurs, KENS will bring 11 Spurs games exclusively to all one million households in the San Antonio region. Games will be available across KENS TV, the KENS streaming app, the official Spurs mobile app and through KENS’ partnerships with cable, satellite and streaming services that offer live TV programming.

•Daily Blast Live Now in More Than 55 Percent of U.S. TV Homes – In the quarter, Daily Blast Live (DBL), a daily talk and trending topics show, began airing in 21 new markets as it enters its seventh season. Sinclair began airing DBL in 20 markets and Hearst Television added DBL in Milwaukee, in addition to four existing Hearst markets. DBL also airs on all TEGNA markets, in 16 Gray Television markets and on KPVM, an independent station in Las Vegas.

•Premion Continues to Gain Momentum with Local Advertisers – Premion continues to strengthen its position in the convergent TV marketplace by winning additional local advertisers that are allocating larger spending dollars to streaming advertising. In the quarter, Premion introduced programmatic selling capabilities, enabling agencies to leverage either a managed service or a hands-on-keyboard buying workflow. During the quarter, Premion released its second annual 2023 CTV/OTT Advertiser Survey with Advertiser Perceptions and received the “2023 Advanced Advertising Innovation Award for Best Use of Data,” its 14th CTV industry award win, presented at the Advanced Advertising Summit.

•Locked On’s Audience Blazes Past 27 Million Listens and Views Per Month – Locked On Podcast Network’s monthly audio downloads and video views crossed nearly 28 million per month for the first time in September 2023, rapidly breaking a record of 26 million set just the previous month in August. Total views and listens across the sports podcast network grew 40 percent year-over-year through Q3 2023, achieving 213 million downloads and views year-to-date. Locked On also broke new ground in the quarter, launching four FAST channels for Locked On Sports Atlanta, Locked On Sports Cleveland, Locked On Sports Dallas, and Locked On Sports Los Angeles on the NewsON app, with more linear streaming channels and platforms slated to launch in Q4.

•TEGNA Station Streaming Apps Continue Robust Growth – In the third quarter, stations’ streaming apps generated 677 million minutes on streaming, 78 percent increase year-over-year. Streaming apps are now available for all stations across Roku, FireTV and Apple TV devices, and in the third quarter, stations began rolling out apps for Samsung, LG, Chromecast and additional platforms and all stations are expected to be live on these platforms by year-end.

•VERIFY Growth Continues – VERIFY, TEGNA’s national brand that combats disinformation, ended the third quarter with approximately 467,000 followers across its various dedicated channels, which include TikTok, Snapchat, and YouTube among others. Subscribers to VERIFY’s daily “Fast Facts” email newsletter are up 52 percent year-over-year and unique visitors to VERIFYThis.com are up 22 percent compared to the same period in 2022. Viewership to VERIFY’s weekly “VERIFY This” OTT show increased for the fourth consecutive quarter with more than 2.48 million minutes watched across TEGNA station streaming apps during the third quarter.

•TEGNA Station WWL Receives News Emmy® – WWL in New Orleans received a News Emmy from the National Academy of Television Arts & Sciences for Outstanding Regional News Story: Investigative Report for “The Man Behind the Warehouse.” The three-part investigation took a deep dive into how more than 800 nursing home residents ended up in squalor in a Tangipahoa Parish warehouse after Hurricane Ida. The investigation contributed to changing of laws regarding nursing homes’ evacuation plans that have to be filed with the Louisiana Department of Health. (Press Release6)

[6] https://www.tegna.com/tegna-station-wwl-in-new-orleans-receives-news-emmy-award/

FORWARD-LOOKING STATEMENTS
This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to the Company or its financial results are intended to identify forward-looking statements. Forward-looking statements in this communication may include, without limitation, statements regarding anticipated growth rates and the Company's plans, objectives and expectations. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements, many of which are outside the Company’s control. These risks, uncertainties and other factors include, but are not limited to, risks and uncertainties related to: changes in the market price of the Company's shares, general market conditions, constraints, volatility, or disruptions in the capital markets; the possibility that the Company's share repurchases, including through ASR programs, may not enhance long-term stockholder value; the possibility that share repurchases could increase the volatility of the price of the Company's common stock; legal proceedings, judgments or settlements; the response of customers, suppliers and business partners to the Company's plans, operations and business as a stand-alone company; the Company's ability to re-price or renew subscribers; potential regulatory actions; changes in consumer behaviors and impacts on and modifications to TEGNA's operations and business relating thereto; and economic, competitive, governmental, technological and other factors and risks that may affect the Company's operations or financial results, which are discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this communication should be evaluated in light of these important risk factors. The Company is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 64 television stations in 51 U.S. markets, TEGNA is the largest owner of top 4 network affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks True Crime Network, Twist and Quest. TEGNA offers innovative solutions to help businesses reach consumers across television, digital and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

* * * *

For media inquiries, contact:	For investor inquiries, contact:
Anne Bentley	Julie Heskett
Vice President, Corporate Communications	Senior Vice President, Financial Planning & Analysis
703-873-6366	703-873-6401
abentley@TEGNA.com	investorrelations@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended Sept. 30,
	2023	2022	% Increase (Decrease)

Revenues	$713,243	$803,111	(11.2)

Operating expenses:
Cost of revenues	438,260	428,891	2.2
Business units - Selling, general and administrative expenses	98,394	98,582	(0.2)
Corporate - General and administrative expenses	13,552	13,367	1.4
Depreciation	15,083	15,219	(0.9)
Amortization of intangible assets	13,297	14,953	(11.1)
Asset impairment and other	—	(159)	***
Total	578,586	570,853	1.4
Operating income	134,657	232,258	(42.0)

Non-operating (expense) income:
Equity loss in unconsolidated investments, net	(256)	(178)	43.8
Interest expense	(43,418)	(43,406)	0.0
Other non-operating items, net	33,072	1,310	***
Total	(10,602)	(42,274)	(74.9)

Income before income taxes	124,055	189,984	(34.7)
Provision for income taxes	27,801	43,827	(36.6)
Net income	96,254	146,157	(34.1)
Net income attributable to redeemable noncontrolling interest	(71)	(92)	(22.8)
Net income attributable to TEGNA Inc.	$96,183	$146,065	(34.2)

Earnings per share:
Basic	$0.48	$0.65	(26.2)
Diluted	$0.48	$0.65	(26.2)

Weighted average number of common shares outstanding:
Basic shares	200,779	223,968	(10.4)
Diluted shares	201,218	224,921	(10.5)

*** Not meaningful

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)
	Nine months ended Sept. 30,
	2023	2022	% Increase (Decrease)

Revenues	$2,185,076	$2,362,115	(7.5)

Operating expenses:
Cost of revenues	1,295,720	1,260,576	2.8
Business units - Selling, general and administrative expenses	294,734	300,136	(1.8)
Corporate - General and administrative expenses	52,158	48,299	8.0
Depreciation	45,119	46,058	(2.0)
Amortization of intangible assets	40,175	44,952	(10.6)
Asset impairment and other	3,359	(322)	***
Merger termination fee	(136,000)	—	***
Total	1,595,265	1,699,699	(6.1)
Operating income	589,811	662,416	(11.0)

Non-operating (expense) income:
Equity loss in unconsolidated investments, net	(776)	(4,225)	(81.6)
Interest expense	(129,121)	(129,976)	(0.7)
Other non-operating items, net	44,264	16,764	***
Total	(85,633)	(117,437)	(27.1)

Income before income taxes	504,178	544,979	(7.5)
Provision for income taxes	103,827	132,595	(21.7)
Net income	400,351	412,384	(2.9)
Net loss (income) attributable to redeemable noncontrolling interest	240	(516)	***
Net income attributable to TEGNA Inc.	$400,591	$411,868	(2.7)

Earnings per share:
Basic	$1.86	$1.84	1.1
Diluted	$1.86	$1.83	1.6

Weighted average number of common shares outstanding:
Basic shares	214,297	223,456	(4.1)
Diluted shares	214,591	224,221	(4.3)

*** Not meaningful

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use non-GAAP financial measures for purposes of evaluating company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of asset impairment and other, M&A-related costs, Merger termination fee, retention costs, gains on an available for sale investment and on an equity investment that we sold a portion of and an impairment charge recorded for another investment. In addition, we have excluded certain income tax special items associated with a valuation allowance on a deferred tax asset related to an equity method investment and a tax benefit associated with previously disallowed transaction costs.

The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses, charges and gains in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net loss (income) attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) equity loss in unconsolidated investments, net, (5) other non-operating items, net, (6) the Merger termination fee, (7) M&A-related costs, (8) asset impairment and other, (9) employee retention costs, (10) depreciation and (11) amortization of intangible assets. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses free cash flow, a non-GAAP performance measure that the Board of Directors uses to review the performance of the business. Free cash flow is reviewed by the Board of Directors as a percentage of revenue over a trailing two-year period (reflecting both an even and odd year reporting period given the political cyclicality of the business). The most directly comparable GAAP financial measure to free cash flow is Net income attributable to TEGNA. Free cash flow is calculated as non-GAAP Adjusted EBITDA (as defined above), further adjusted by adding back (1) stock-based compensation, (2) non-cash 401(k) company match, (3) syndicated programming amortization, (4) dividends received from equity method investments, (5) reimbursements from spectrum repacking and (6) proceeds from company-owned life insurance policies. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's Consolidated Statements of Income follow:

		Special Items
Quarter ended Sept. 30, 2023	GAAP measure	Retention costs - SBC	Retention costs - Cash	Other non-operating item	Special tax item	Non-GAAP measure

Cost of revenues	$438,260	$(751)	$—	$—	$—	$437,509
Business units - Selling, general and administrative expenses	98,394	(501)	(639)	—	—	97,254
Corporate - General and administrative expenses	13,552	(440)	(553)	—	—	12,559
Operating expenses	578,586	(1,692)	(1,192)	—	—	575,702
Operating income	134,657	1,692	1,192	—	—	137,541
Other non-operating items, net	33,072	—	—	(25,809)	—	7,263
Total non-operating expenses	(10,602)	—	—	(25,809)	—	(36,411)
Income before income taxes	124,055	1,692	1,192	(25,809)	—	101,130
Provision for income taxes	27,801	237	152	(6,604)	1,516	23,102
Net income attributable to TEGNA Inc.	96,183	1,455	1,040	(19,205)	(1,516)	77,957
Earnings per share-diluted	$0.48	$0.01	$0.01	$(0.10)	$(0.01)	$0.39

		Special Items
Quarter ended Sept. 30, 2022	GAAP measure	M&A-related costs	Asset impairment and other	Special tax item	Non-GAAP measure

Corporate - General and administrative expenses	$13,367	$(3,701)	$—	$—	$9,666
Asset impairment and other	(159)	—	159	—	—
Operating expenses	570,853	(3,701)	159	—	567,311
Operating income	232,258	3,701	(159)	—	235,800
Income before income taxes	189,984	3,701	(159)	—	193,526
Provision for income taxes	43,827	47	(37)	2,588	46,425
Net income attributable to TEGNA Inc.	146,065	3,654	(122)	(2,588)	147,009
Earnings per share-diluted (a)	$0.65	$0.02	$—	$(0.01)	$0.65

(a) Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2 (continued)

		Special Items
Nine months ended Sept. 30, 2023	GAAP measure	M&A-related costs	Retention costs - SBC	Retention costs - Cash	Merger termination fee	Asset impairment and other	Other non-operating item	Special tax item	Non-GAAP measure

Cost of revenues	$1,295,720	$—	$(751)	$—	$—	$—	$—	$—	$1,294,969
Business units - Selling, general and administrative expenses	294,734	—	(501)	(639)	—	—	—	—	293,594
Corporate - General and administrative expenses	52,158	(19,848)	(440)	(553)	—	—	—	—	31,317
Asset impairment and other	3,359	—	—	—	—	(3,359)	—	—	—
Merger termination fee	(136,000)	—	—	—	136,000	—	—	—	—
Operating expenses	1,595,265	(19,848)	(1,692)	(1,192)	136,000	(3,359)	—	—	1,705,174
Operating income	589,811	19,848	1,692	1,192	(136,000)	3,359	—	—	479,902
Other non-operating items, net	44,264	—	—	—	—	—	(25,809)	—	18,455
Total non-operating expenses	(85,633)	—	—	—	—	—	(25,809)	—	(111,442)
Income before income taxes	504,178	19,848	1,692	1,192	(136,000)	3,359	(25,809)	—	368,460
Provision for income taxes	103,827	4,552	237	152	(24,504)	860	(6,604)	7,959	86,479
Net income attributable to TEGNA Inc.	400,591	15,296	1,455	1,040	(111,496)	2,499	(19,205)	(7,959)	282,221
Earnings per share-diluted (a)	$1.86	$0.07	$0.01	$—	$(0.52)	$0.01	$(0.09)	$(0.04)	$1.31

(a) Per share amounts do not sum due to rounding.

		Special Items
Nine months ended Sept. 30, 2022	GAAP measure	M&A-related costs	Asset impairment and other	Other non-operating items	Special tax items	Non-GAAP measure

Corporate - General and administrative expenses	$48,299	$(18,147)	$—	$—	$—	$30,152
Asset impairment and other	(322)	—	322	—	—	—
Operating expenses	1,699,699	(18,147)	322	—	—	1,681,874
Operating income	662,416	18,147	(322)	—	—	680,241
Other non-operating items, net	16,764	—	—	(18,308)	—	(1,544)
Total non-operating expenses	(117,437)	—	—	(18,308)	—	(135,745)
Income before income taxes	544,979	18,147	(322)	(18,308)	—	544,496
Provision for income taxes	132,595	85	(78)	168	(4,529)	128,241
Net income attributable to TEGNA Inc.	411,868	18,062	(244)	(18,476)	4,529	415,739
Earnings per share-diluted	$1.83	$0.08	$—	$(0.08)	$0.02	$1.85

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 3

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended Sept. 30,
	2023	2022	2021

Net income attributable to TEGNA Inc. (GAAP basis)	$96,183	$146,065	$128,280
Plus: Net income attributable to redeemable noncontrolling interest	71	92	419
Plus: Provision for income taxes	27,801	43,827	36,870
Plus: Interest expense	43,418	43,406	46,477
Plus: Equity loss in unconsolidated investments, net	256	178	1,790
Less: Other non-operating items, net	(33,072)	(1,310)	(2,486)
Operating income (GAAP basis)	134,657	232,258	211,350
Plus: M&A-related costs	—	3,701	—
Plus: Retention costs - SBC	1,692	—	—
Plus: Retention costs - Cash	1,192	—	—
(Less) Plus: Asset impairment and other	—	(159)	504
Adjusted operating income (non-GAAP basis)	137,541	235,800	211,854
Plus: Depreciation	15,083	15,219	16,792
Plus: Amortization of intangible assets	13,297	14,953	15,774
Adjusted EBITDA (non-GAAP basis)	$165,921	$265,972	$244,420
Corporate - General and administrative expense (non-GAAP basis)	12,559	9,666	11,891
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$178,480	$275,638	$256,311

	Nine months ended Sept. 30,
	2023	2022	2021

Net income attributable to TEGNA Inc. (GAAP basis)	$400,591	$411,868	$347,524
(Less) Plus: Net (loss) income attributable to redeemable noncontrolling interest	(240)	516	861
Plus: Provision for income taxes	103,827	132,595	103,470
Plus: Interest expense	129,121	129,976	139,571
Plus: Equity loss in unconsolidated investments, net	776	4,225	5,716
Less: Other non-operating items, net	(44,264)	(16,764)	(4,340)
Operating income (GAAP basis)	589,811	662,416	592,802
Plus: M&A-related costs	19,848	18,147	—
Plus: Advisory fees related to activism defense	—	—	16,611
Plus: Retention costs - SBC	1,692	—	—
Plus: Retention costs - Cash	1,192	—	—
Plus (Less): Asset impairment and other	3,359	(322)	(2,394)
Less: Merger termination fee	(136,000)	—	—
Adjusted operating income (non-GAAP basis)	479,902	680,241	607,019
Plus: Depreciation	45,119	46,058	48,526
Plus: Amortization of intangible assets	40,175	44,952	47,307
Adjusted EBITDA (non-GAAP basis)	$565,196	$771,251	$702,852
Corporate - General and administrative expense (non-GAAP basis)	31,317	30,152	35,333
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$596,513	$801,403	$738,185

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 4
Below is a detail of our primary sources of revenue presented in accordance with GAAP on company’s Consolidated Statements of Income. In addition, we show Adjusted EBITDA and Adjusted EBITDA margins (see non-GAAP reconciliations at Table No. 3).

	Quarter ended Sept. 30,
	2023	2022	% Increase (Decrease)	2021	% Increase (Decrease)

Subscription	$377,891	$377,368	0.1	$368,672	2.5
Advertising and Marketing Services	312,413	320,764	(2.6)	364,234	(14.2)
Political	11,643	92,904	(87.5)	15,010	(22.4)
Other	11,296	12,075	(6.5)	8,571	31.8
Total revenues	$713,243	$803,111	(11.2)	$756,487	(5.7)

Adjusted EBITDA	$165,921	$265,972	(37.6)	$244,420	(32.1)
Adjusted EBITDA Margin	23.3%	33.1%		32.3%

	Nine months ended Sept. 30,
	2023	2022	% Increase (Decrease)	2021	% Increase (Decrease)

Subscription	$1,188,297	$1,158,101	2.6	$1,130,490	5.1
Advertising and Marketing Services	937,984	1,010,490	(7.2)	1,027,957	(8.8)
Political	22,925	161,727	(85.8)	34,019	(32.6)
Other	35,870	31,797	12.8	23,980	49.6
Total revenues	$2,185,076	$2,362,115	(7.5)	$2,216,446	(1.4)

Adjusted EBITDA	$565,196	$771,251	(26.7)	$702,852	(19.6)
Adjusted EBITDA Margin	25.9%	32.7%		31.7%

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5

Reconciliations of free cash flow to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended Sept. 30,
	2023	2022	% Increase (Decrease)

Net income attributable to TEGNA Inc. (GAAP basis)	$96,183	$146,065	(34.2)
Plus: Provision for income taxes	27,801	43,827	(36.6)
Plus: Interest expense	43,418	43,406	0.0
Plus: M&A-related costs	—	3,701	***
Plus: Depreciation	15,083	15,219	(0.9)
Plus: Amortization of intangible assets	13,297	14,953	(11.1)
Plus: Stock-based compensation	6,558	6,416	2.2
Plus: Company stock 401(k) contribution	3,924	4,415	(11.1)
Plus: Syndicated programming amortization	13,308	17,944	(25.8)
Plus: Net loss attributable to redeemable noncontrolling interest	71	92	(22.8)
Plus: Equity loss in unconsolidated investments, net	256	178	43.8
Plus: Reimbursement from company-owned life insurance policies	496	—	***
Plus: Retention costs - cash portion	1,192	—	***
Plus: Cash reimbursements from spectrum repacking	—	159	***
Less: Asset impairment and other	—	(159)	***
Less: Other non-operating items, net	(33,072)	(1,310)	***
Less: Income tax payments	(26,829)	(44,291)	(39.4)
Less: Syndicated programming payments	(11,940)	(14,801)	(19.3)
Less: Pension contributions	(959)	(1,052)	(8.8)
Less: Interest payments	(73,866)	(73,932)	(0.1)
Less: Purchases of property and equipment	(14,810)	(12,433)	19.1
Free cash flow (non-GAAP basis)	$60,111	$148,397	(59.5)

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5 (continued)
Two-year period ended Sept. 30, 2023

Net income attributable to TEGNA Inc. (GAAP basis)	$1,160,491
Plus: Provision for income taxes	338,208
Plus: Interest expense	349,222
Plus: M&A-related costs	44,103
Plus: Depreciation	122,629
Plus: Amortization of intangible assets	115,761
Plus: Stock-based compensation	54,262
Plus: Company stock 401(k) contribution	36,378
Plus: Syndicated programming amortization	132,137
Plus: Cash dividend from equity investments for return on capital	3,344
Plus: Asset impairment and other	3,123
Plus: Net income attributable to redeemable noncontrolling interest	870
Plus: Reimbursement from Company-owned life insurance policies	1,895
Plus: Retention costs - cash portion	1,192
Plus: Equity income in unconsolidated investments, net	9,246
Plus: Cash reimbursements from spectrum repacking	236
Less: Other non-operating items, net	(68,180)
Less: Merger termination fees	(136,000)
Less: Syndicated programming payments	(127,545)
Less: Income tax payments, net of refunds	(304,860)
Less: Pension contributions	(9,599)
Less: Interest payments	(338,436)
Less: Purchases of property and equipment	(104,292)
Free cash flow (non-GAAP basis)	$1,284,185

Revenue	$6,238,968
Free cash flow as a % of revenue	20.6%

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 6
Below is a reconciliation of non-GAAP operating expenses to GAAP operating expenses on the company's Consolidated Statements of Income:

	Quarter ended Sept. 30,
	2023	2022
Operating expenses (GAAP basis)	$578,586	$570,853
Less: Special items [1,2]	(2,884)	(3,542)
Operating expenses (non-GAAP basis)	575,702	567,311
Less: Programming expenses	(252,367)	(240,912)
Operating expenses, less Programming (non-GAAP basis)	$323,335	$326,399

1 Q3 2023 special items include retention costs (see Table 2).
2 Q3 2022 special items include reimbursements from the FCC for required spectrum repacking and M&A-related costs (see Table 2).